Exhibit 99.1

GDC’s Exploring the Evolution of AI Influencers: From TikTok Storytelling to Instagram Allure

NEW YORK, January 22, 2024 (GLOBE NEWSWIRE) -- GD Culture Group Limited (“GDC” or the “Company”) (Nasdaq: GDC), a Nevada holding company currently conducting business through its subsidiary, AI Catalysis Corp. (“AI Catalysis”), today announced the extension of its AI influencers from TikTok to Instagram, marking another significant step in exploring the evolution and application of AI technology in the digital world.

AI influencers are rapidly gaining popularity in the digital sphere. The emerging industry is already estimated to be worth £3.5 billion (approximately US$4.43 billion) and is projected to expand by 26% by 2025. Through its lifelike digital personalities on TikTok and now Instagram, GDC aims to explore this innovative approach by establishing a dynamic, captivating, and omnipresent presence of AI-generated figures across channels, pushing the boundaries of digital influence on social media.

Currently, GDC has introduced 8 active AI influencer accounts featuring synthetic characters with unique identities and complex personalities on Instagram. All account content is generated entirely by AI tools such as Stable Diffusion, which content creators use to produce hyper-realistic images. Based on their adept understanding of the Stable Diffusion model, the Company’s content creators render AI-generated figures with customized appearance and behavior through fine-tuned interplay of parameters. The high level of personalization aligns with the objective of the strategic initiative, carves out a niche area in the digital world, and allows for a targeted marketing approach that resonates with a diverse audience.

Mr. Xiaojian Wang, Chairman and Chief Executive Officer of the Company, commented, “We are pleased to announce the progress of our initiative to apply AI influencers to another social platform. The advancement of the initiative showcases the progress of our AI technology and the expansion of our target market. The unique nature of the influencers has the potential to be associated with specific brand value, offering monetization opportunities together with their broad appeal. We have been focusing on personalized digital content creation to capitalize increasingly on these AI influencers, given their large followings and impressive performance.”

About GD Culture Group Limited

GD Culture Group Limited (the “Company”) (Nasdaq: GDC), is a Nevada holding company currently conducting business through its subsidiaries, AI Catalysis Corp. (“AI Catalysis”). The company plans to enter into the livestreaming market with focus on e-commerce and livestreaming interactive games through its wholly owned U.S. subsidiary, AI Catalysis, a Nevada corporation incorporated in May 2023. The Company’s main businesses include AI-driven technology, live-streaming e-commerce business and live streaming interactive game. For more information, please visit the Company’s website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

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